EXHIBIT 99.1
First Financial Bancorp Reports Third Quarter 2012 Financial Results

Cincinnati, Ohio - October 25, 2012 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the third quarter 2012.

Third quarter 2012 net income was $16.2 million and earnings per diluted common share were $0.28. This compares with second quarter 2012 net income of $17.8 million and earnings per diluted common share of $0.30 and third quarter 2011 net income of $15.6 million and earnings per diluted common share of $0.27.

The board of directors has authorized a regular dividend of $0.15 per common share and a variable dividend of $0.13 per common share for the next regularly scheduled dividend, payable on January 2, 2013 to shareholders of record as of November 30, 2012. This is a continuation of the 100% dividend payout ratio first announced in the second quarter 2011 and is expected to continue through 2013 unless the Company's capital position materially changes or capital deployment opportunities arise.

The board of directors also approved a share repurchase plan under which the Company has the ability to repurchase up to 5,000,000 shares. Under the plan, the Company expects to repurchase approximately 1,000,000 shares annually beginning in the fourth quarter 2012. This annual target will be subject to market conditions and quarterly evaluation by the board as well as balance sheet composition and growth. The Company expects to disclose a summary of total shares repurchased on a quarterly basis in future periods. The share repurchase plan is not expected to impact the variable dividend and as a result the return of capital to shareholders is expected to exceed 100% of earnings through 2013. Subsequent to the expiration of the variable dividend, the Company expects to return to shareholders a target range of 60% - 80% of earnings through a combination of its regular dividend and share repurchases while still maintaining capital ratios that exceed internal target thresholds, current regulatory capital requirements and proposed capital requirements under Basel III.

▪	88th consecutive quarter of profitability

▪	Continued solid quarterly performance

•	Return on average assets of 1.05%

•	Return on average risk-weighted assets of 1.72%

•	Return on average shareholders' equity of 9.01%

▪	Capital ratios remain strong

•	Tangible common equity to tangible assets of 9.99%

•	Tier 1 capital ratio of 16.93%

•	Total risk-based capital ratio of 18.21%

▪	Quarterly net interest margin declined to 4.21% from 4.49% for the linked quarter

•	Yield earned on covered loans declined 59 bps

•	Decline in investment portfolio yield due to elevated prepayment and redemption activity

•	Cost of interest-bearing deposits declined 4 bps during the quarter to 0.57%

▪	Total uncovered loan portfolio growth of 7.1% on an annualized basis

•	Solid growth in C&I and commercial real estate loan balances

•	Specialty finance product lines continue to grow

▪	Provision for loan and lease losses related to the uncovered loan portfolio totaled $3.6 million for the third quarter 2012, declining $4.8 million, or 56.8%, compared to the linked quarter

▪	Significant improvement in nonperforming assets and continued downward trend in classified assets

•	Total nonperforming assets declined $10.9 million, or 11.1%, compared to the linked quarter

•	Nonperforming assets to total assets declined to 1.41% from 1.57% as of June 30, 2012

•	Total classified assets declined $12.2 million, or 8.4%, compared to the linked quarter and $39.2 million, or 22.7%, compared to September 30, 2011

During the third quarter 2012, the Company completed a comprehensive efficiency study across all business lines and support functions. As a result, it identified approximately $17.1 million of annualized cost savings impacting several expense categories, inclusive of the estimated $3.0 million of net operating expenses associated with 2012 banking center consolidations previously announced in the second quarter. Realization of the identified cost savings is anticipated to begin during the fourth quarter 2012, however the Company does not expect to recognize net savings during 2012 as one-time costs associated with implementing the efficiency plan are expected to offset estimated savings. Related to such costs, the Company incurred $0.4 million of pre-tax employee benefit expenses associated with the efficiency plan during the third quarter. Furthermore, the Company continues to review its operational structure as part of an on-going process, similar to its branch franchise and market evaluations, and will provide detail in future periods as additional cost savings opportunities are identified.

Claude Davis, President and Chief Executive Officer, commented, “Our operating results for the quarter were impacted by declines in both net interest income and net interest margin which were affected by the convergence of several events. The combination of a decline in the yield earned on our covered loan portfolio and elevated prepayments and redemptions related to our investment portfolio contributed to the $5.0 million decrease in net interest income and 28 bp decline in net interest margin compared to the linked quarter.

“On the positive side, our credit results related to the uncovered portfolio for the quarter were solid as we showed meaningful improvement in almost all performance ratios. The level of classified assets continued to decline and nonperforming assets dropped to its lowest level since the fourth quarter 2009. While net charge-offs still remain somewhat elevated at 71 bps of average loans, the 21.6% decline in net charge-offs compared to the prior quarter was encouraging.

“Additionally, our uncovered loan portfolio continued to grow, increasing 7.1% on an annualized basis during the quarter as a result of solid performance in our commercial, commercial real estate, specialty finance and residential mortgage portfolios. Third quarter originations and renewals were solid and consistent with the prior quarter and our pipeline of new business opportunities remains strong.

“We completed an in-depth analysis of our cost structure during the quarter and specifically identified approximately $17.1 million of cost reductions across all business lines and support areas. In addition to the previously announced banking center consolidations, we began implementing certain other initiatives as early as the second quarter and continued to do so in the third quarter parallel with completion of the study. Our expectation is that all initiatives will be in place by the end of the second quarter 2013 with actual savings realization following closely behind. Executing an efficient operating model is a strategic

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priority for First Financial and many of the processes we employed during the quarter to identify efficiencies will be performed on a continual basis to ensure long term positive operating leverage.

"We are pleased to announce that the board of directors has approved a share buyback plan under which we expect to repurchase approximately 1,000,000 shares annually over a five year period. We will implement the plan during the fourth quarter 2012 and are also pleased to report that share repurchases are not anticipated to impact the variable dividend, which we expect to continue through 2013 unless the Company's capital position changes materially or capital deployment opportunities arise that move us towards our capital thresholds sooner than expected. Despite returning greater than 100% of our earnings to shareholders through 2013 and targeting a long term return of 60% - 80% of the capital we generate through dividends and share repurchases, we expect to maintain a sufficient level of excess capital to support growth initiatives."

NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the third quarter 2012 was $59.8 million as compared to $64.8 million for the second quarter 2012 and $65.2 million as compared to the year-over-year period. Compared to the linked quarter, total interest income decreased $5.6 million, or 7.8%, and total interest expense declined $0.6 million, or 8.9%. Net interest margin was 4.21% for the third quarter 2012 as compared to 4.49% for the second quarter 2012 and 4.55% for the third quarter 2011. The declines in net interest income and net interest margin were significantly impacted by activity in the Company's covered loan and investment securities portfolios.

Contributing to the lower interest income earned on loans and decline in net interest margin was an 8.8% decline in the average balance of covered loans outstanding as well as a 59 bp decrease in the yield earned on the portfolio compared to the linked quarter. The decline in the yield earned on covered loans was partially driven by the full amortization of discounts associated with certain loans accounted for under ASC Topic 310-20 late in the second quarter 2012. Additionally, a large credit in the same portfolio that had previously been classified as nonaccrual paid off in full during the second quarter 2012 with all accrued interest recognized, positively impacting the yield in that quarter as well.

Interest income earned on investment securities declined as a result of a $107.2 million decrease, or 6.3%, in average balances as well as a 37 bp decrease in the yield earned on the portfolio compared to the linked quarter. Elevated prepayment activity related to higher yielding mortgage-backed securities impacted both the average balances and portfolio yield during the quarter. The prepayment activity also resulted in accelerated premium amortization, negatively affecting interest income and contributing to 5 bps of the decline in net interest margin. Additionally, a significant portion of the Company's higher-yielding investment grade single-issuer trust preferred securities were redeemed by the issuers' early in the quarter, also impacting interest income and net interest margin.

While average uncovered loan balances increased 4.8% during the quarter on an annualized basis and new loan origination activity was strong, payoff activity was also elevated. As a result of the low interest rate environment and heightened competition, loan originations during the quarter were recorded at yields approximately 94 bps lower than loans that paid off during the quarter, muting the impact of increased balances on interest income earned and net interest margin.

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Interest income and net interest margin were also negatively impacted, to a lesser extent, by a decline in loan fees.

Interest expense and net interest margin continued to benefit from the impact of deposit pricing and rationalization strategies as the average balance of interest-bearing deposits declined 4.7% and the cost of funds related to these deposits decreased 4 bps to 57 bps compared to 61 bps for the linked quarter. Additionally, net interest margin benefitted from the impact of a lower earning asset base, which declined 2.7% compared to the second quarter 2012.

NET INTEREST MARGIN OUTLOOK
The Company's expectation for net interest margin in future periods is that the quarterly declines will be less severe than the third quarter's results as compared to the linked quarter. In the third quarter, there were linked quarter changes in the yield earned on the investment portfolio due to prepayments and on the covered loan portfolio. Similar changes are not expected to have the same magnitude in future periods. Expected margin headwinds should impact fourth quarter 2012 net interest margin by approximately 8 to 15 bps. Prepayment activity, if experienced as expected, should have a negligible linked quarter impact on net interest margin; but could have as much as a 5 bp impact in some accelerated scenarios.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended September 30, 2012, June 30, 2012 and September 30, 2011 highlighting the estimated impact of covered loan activity and other transition items on the Company's reported balance.

Table I
	For the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2012	2012	2011

Total noninterest income	$30,830	$33,545	$28,115
Certain significant components of noninterest income
Items likely to recur:
Accelerated discount on covered loans [1,2]	3,798	3,764	5,207
FDIC loss sharing income	8,496	8,280	8,377
Income (loss) related to transition/non-strategic operations	(32)	91	98
Items not expected to recur:
Other items not expected to recur	2,617	5,000	288
Total noninterest income excluding items noted above	$15,951	$16,410	$14,145

[1] See Selected Financial Information for additional information
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the third quarter 2012 was $16.0 million compared to $16.4 million in the second quarter 2012 and $14.1 million in the third quarter 2011. The decline compared to the linked quarter was driven by a decrease in client derivative fees and bankcard income, partially offset by an increase in service charges on deposits and gain on sale of loans from mortgage originations. Other items not expected to recur consist of $2.6 million of gains on sales of investment securities which are discussed in more detail in Investments.

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NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended September 30, 2012, June 30, 2012 and September 30, 2011 including the estimated effect of covered asset activity, acquired-non-strategic operations, acquisition-related costs and other transition items.

Table II
	For the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2012	2012	2011

Total noninterest expense	$55,286	$57,459	$53,142
Certain significant components of noninterest expense
Items likely to recur:
Loss share and covered asset expense	3,559	4,317	3,755
FDIC loss share support	951	1,014	1,382
Acquired-non-strategic operating expenses [1]	19	19	(407)
Transition-related items [1]	—	—	(111)
Items not expected to recur:
Acquisition-related costs [1]	78	78	1,875
Other items not expected to recur	374	2,870	1,874
Total noninterest income excluding items noted above	$50,305	$49,161	$44,774

[1] See Selected Financial Information for additional information

Excluding the items highlighted in Table II, noninterest expense in the third quarter 2012 was $50.3 million as compared to $49.2 million in the second quarter 2012 and $44.8 million in the third quarter 2011. The increase of $1.1 million compared to the linked quarter was due to higher uncovered OREO expenses, marketing expenses and data processing costs, partially offset by lower salaries and employee benefits and professional services expenses. Loss share and covered asset expense includes $3.6 million of credit-related expenses, offset by a small amount of net recoveries on covered OREO. Other items not expected to recur consist primarily of $0.4 million of employee benefit costs associated with execution of the efficiency plan.

INCOME TAXES
For the third quarter 2012, income tax expense was $8.9 million, resulting in an effective tax rate of 35.4%, compared with income tax expense of $8.7 million and an effective tax rate of 32.8% during the second quarter 2012 and $9.7 million and an effective tax rate of 38.2% during the comparable year-over-year period. The increase in the effective tax rate during the third quarter 2012 compared to the second quarter 2012 resulted from the lower rate recognized during the prior quarter driven by a one-time adjustment related to state income taxes at the subsidiary level.

CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company's uncovered loan portfolio as of September 30, 2012 and for the trailing four quarters.

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Table III
	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2012	2012	2012	2011	2011

Total nonaccrual loans	$49,404	$63,093	$55,945	$54,299	$59,150
Troubled debt restructurings - accruing	11,604	9,909	9,495	4,009	4,712
Troubled debt restructurings - nonaccrual	13,017	10,185	17,205	18,071	12,571
Total troubled debt restructurings	24,621	20,094	26,700	22,080	17,283
Total nonperforming loans	74,025	83,187	82,645	76,379	76,433
Total nonperforming assets	87,937	98,875	97,681	87,696	88,436
Nonperforming assets as a % of:
Period-end loans plus OREO	2.86%	3.27%	3.28%	2.94%	3.00%
Total assets	1.41%	1.57%	1.52%	1.31%	1.40%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	2.48%	2.94%	2.96%	2.81%	2.84%
Total assets	1.22%	1.42%	1.37%	1.25%	1.32%
Nonperforming loans as a % of total loans	2.41%	2.76%	2.79%	2.57%	2.60%
Provision for loan and lease losses - uncovered	$3,613	$8,364	$3,258	$5,164	$7,643
Allowance for uncovered loan & lease losses	$49,192	$50,952	$49,437	$52,576	$54,537
Allowance for loan & lease losses as a % of:
Period-end loans	1.60%	1.69%	1.67%	1.77%	1.86%
Nonaccrual loans	99.6%	80.8%	88.4%	96.8%	92.2%
Nonaccrual loans plus nonaccrual TDRs	78.8%	69.5%	67.6%	72.7%	76.0%
Nonperforming loans	66.5%	61.3%	59.8%	68.8%	71.4%
Total net charge-offs	$5,373	$6,849	$6,397	$7,125	$6,777
Annualized net-charge-offs as a % of average
loans & leases	0.71%	0.93%	0.87%	0.95%	0.96%

Net Charge-offs
For the third quarter 2012, net charge-offs declined $1.5 million, or 21.6%, compared to the linked quarter. Significant items driving net charge-offs for the quarter included $0.8 million related to the disposition of a commercial loan and $2.3 million related to valuation adjustments of three commercial real estate credits.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, decreased $10.9 million, or 14.8%, to $62.4 million as of September 30, 2012 from $73.3 million as of June 30, 2012 driven primarily by the finalization of resolution strategies related to credits in the commercial and construction and land development portfolios, including transfers to OREO, dispositions and net charge-offs, as well as $3.4 million of paydowns on a commercial line of credit during the quarter.

OREO decreased $1.8 million to $13.9 million during the third quarter as resolutions and valuation adjustments of $2.7 million exceeded $0.9 million of additions during the quarter. There were no individually significant items included in either the additions or resolutions for the quarter.

Classified assets as of September 30, 2012 totaled $133.4 million as compared to $145.6 million for the linked quarter and $172.6 million as of September 30, 2011, representing declines of 8.4% and 22.7%, respectively. Classified assets, which have declined for eight consecutive quarters, are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

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Delinquent Loans
As of September 30, 2012, loans 30-to-89 days past due decreased to $17.0 million, or 0.55% of period-end loans, as compared to $26.0 million, or 0.86%, as of June 30, 2012 and $19.5 million, or 0.66%, as of September 30, 2011. The decrease compared to the linked quarter was driven primarily by lower delinquencies in the commercial real estate portfolio.

Provision for Loan & Lease Losses
Third quarter 2012 provision expense related to uncovered loans and leases was $3.6 million as compared to $8.4 million during the linked quarter and $7.6 million during the comparable year-over-year quarter. Provision expense is a result of the Company's modeling efforts to estimate the period-end allowance for loan and lease losses. The decrease relative to the linked and comparable quarters was driven primarily by the continued positive migration trends in classified assets as well as the finalization of resolution strategies on certain loans during the quarter. As a percentage of net charge-offs, third quarter 2012 provision expense equaled 67.2%.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, not including covered loans, as of September 30, 2012, June 30, 2012 and September 30, 2011.

Table IV
	As of
	September 30, 2012		June 30, 2012		September 30, 2011
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$834,858	27.2%	$823,890	27.3%	$822,552	28.0%
Real estate - construction	91,897	3.0%	86,173	2.9%	136,651	4.7%
Real estate - commercial	1,338,636	43.7%	1,321,446	43.9%	1,202,035	40.9%
Real estate - residential	299,654	9.8%	292,503	9.7%	300,165	10.2%
Installment	59,191	1.9%	61,590	2.0%	70,034	2.4%
Home equity	368,876	12.0%	365,413	12.1%	362,919	12.4%
Credit card	31,604	1.0%	31,486	1.0%	30,435	1.0%
Lease financing	41,343	1.3%	30,109	1.0%	12,870	0.4%
Total	$3,066,059	100.0%	$3,012,610	100.0%	$2,937,661	100.0%

Loans, excluding covered loans, totaled $3.1 billion as of September 30, 2012, increasing $53.4 million, or 7.1% on an annualized basis, compared to the linked quarter and $128.4 million, or 4.4%, compared to the third quarter 2011.

INVESTMENTS
The following table presents a summary of the total investment portfolio at September 30, 2012.

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Table V
	As of September 30, 2012
	Securities	Securities	Other	Total	Percent	Tax Equiv.
(Dollars in thousands)	HTM	AFS	Investments	Securities	of Portfolio	Yield

Agencies	$20,844	$26,163	—	$47,007	3.0%	3.61%
CMO - fixed rate	505,288	202,218	—	707,506	44.7%	2.17%
CMO - variable rate	—	221,640	—	221,640	14.0%	0.70%
MBS - fixed rate	121,698	150,567	—	272,265	17.2%	2.50%
MBS - variable rate	172,597	56,207	—	228,804	14.4%	1.94%
Municipal	1,892	6,478	—	8,370	0.5%	3.45%
Corporate	—	14,552	—	14,552	0.9%	4.36%
Other AFS securities	—	11,855	—	11,855	0.7%	2.48%
Regulatory stock	—	—	71,492	71,492	4.5%	3.59%
	$822,319	$689,680	$71,492	$1,583,491	100.0%	2.13%

The investment portfolio decreased $86.1 million, or 5.2%, during the third quarter 2012 as $133.8 million of purchases late in the quarter were offset by sales, amortizations and paydowns, including elevated prepayment activity related to fixed rate MBS. The Company sold $84.3 million of lower-yielding agency MBS during the quarter in order to reduce liquidity, interest rate cap and prepayment risks, recognizing a pre-tax gain of $2.6 million. As of September 30, 2012, the overall duration of the investment portfolio was 1.8 years, consistent with June 30, 2012. The yield earned on the portfolio during the quarter declined to 2.09% from 2.46% for the linked quarter. As of September 30, 2012, the market value of the portfolio classified as available-for-sale resulted in a net unrealized gain of $16.9 million which is included in other comprehensive income.

The investment purchases mentioned above were made late in the quarter and had little impact on net interest income and net interest margin for the quarter. Additionally, the Company has purchased $256.9 million of securities during the fourth quarter 2012. Collectively, these purchases consist primarily of fixed rate agency CMOs and tax-exempt pass-through securities and, to a lesser extent, variable rate agency CMOs. To mitigate prepayment and premium risk, the majority of these purchases consisted of securities with lower premiums. Additionally, a large percentage of these purchases were collateralized by higher LTV loans originated under the HARP program as well as lower balance mortgages which together should exhibit more favorable prepayment protection in a low interest rate environment.

The Company's current investment strategy consists of a “barbelled” approach under which both short and long duration securities are targeted to provide a weighted average duration and yield profile approximating an intermediate duration security. This strategy will provide current income from the longer duration securities which benefit from the steepness of the yield curve while also mitigating interest rate risk with shorter duration variable rate securities which will reset when interest rates begin to rise.

DEPOSITS
Non-time deposit balances totaled $3.7 billion as of September 30, 2012, representing a decrease of $24.7 million, or 0.7%, compared to June 30, 2012. The decline was driven primarily by a $37.7 million decrease in public fund balances. Offsetting this activity was an increase of $29.2 million in core business and commercial account balances.

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Total time deposit balances decreased $132.5 million, or 9.9%, compared to the linked quarter as the Company continued to focus on reducing non-core relationship deposits in connection with its deposit rationalization strategies.

The Company's rationalization strategies related to deposit pricing continued to have a positive impact as the total cost of deposit funding declined to 45 bps for the quarter, a decrease of 8.2% compared to the prior quarter and 40.8% compared to the third quarter 2011. The composition of the Company's deposit base has also improved as non-time deposits comprised 75.7% of total deposits as of September 30, 2012 compared to 68.7% as of September 30, 2011.

CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of September 30, 2012, June 30, 2012 and September 30, 2011.

Table VI
	As of
	September 30,	June 30,	September 30,	"Well-Capitalized"
	2012	2012	2011	Minimum

Leverage Ratio	10.54%	10.21%	10.87%	5.00%
Tier 1 Capital Ratio	16.93%	17.14%	18.81%	6.00%
Total Risk-Based Capital Ratio	18.21%	18.42%	20.08%	10.00%
Ending tangible shareholders' equity
to ending tangible assets	9.99%	9.91%	10.38%	N/A
Ending tangible common shareholders'
equity to ending tangible assets	9.99%	9.91%	10.38%	N/A

The Company's leverage and tangible common equity ratios increased during the quarter as total tangible assets declined and tangible common equity remained essentially unchanged compared to June 30, 2012. As of September 30, 2012, tangible book value per common share was $10.47, consistent with June 30, 2012 and compared to $11.15 as of September 30, 2011. Regulatory capital ratios as of September 30, 2012 are considered preliminary pending the filing of the Company's regulatory reports.

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Teleconference / Webcast Information
First Financial's senior management will host a conference call to discuss the Company's financial and operating results on Friday, October 26, 2012 at 9:00 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (877) 317-6789 (U.S. toll free), (866) 605-3852 (Canada toll free) or +1 (412) 317-6789 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company's website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through November 12, 2012 at (877) 344-7529 (U.S. toll free) and +1 (412) 317-0088 (International); conference number 10019897. The webcast will be archived on the Investor Relations section of the Company's website through October 26, 2013.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

Forward-Looking Statement
Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ''Act''). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ''believes,'' ''anticipates,'' “likely,” “expected,” ''intends,'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management's ability to effectively execute its business plan;

▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	U.S. fiscal debt and budget matters;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;

▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);

▪	the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings;

▪	our ability to keep up with technological changes;

▪	failure or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers;

▪	our ability to comply with the terms of loss sharing agreements with the FDIC;

▪
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and

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uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries;

▪	the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our Company;

▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;

▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

▪	adverse changes in the securities, debt and/or derivatives markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan and lease losses; and

▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of September 30, 2012, the Company had $6.2 billion in assets, $3.9 billion in loans, $4.9 billion in deposits and $716 million in shareholders' equity. The Company's subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management. The commercial and retail units provide traditional banking services to business and consumer clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of September 30, 2012. The Company's strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 122 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Jenny Keighley
Vice President, Investor Relations and            Assistant Vice President, Media Relations Manager
Corporate Development                    (513) 979-5852
(513) 979-5837                        jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

11

Selected Financial Information
September 30, 2012
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,					Nine months ended,
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,
	2012	2012	2012	2011	2011	2012	2011
RESULTS OF OPERATIONS
Net income	$16,242	$17,802	$16,994	$17,941	$15,618	$51,038	$48,798
Net earnings per share - basic	$0.28	$0.31	$0.29	$0.31	$0.27	$0.88	$0.85
Net earnings per share - diluted	$0.28	$0.30	$0.29	$0.31	$0.27	$0.87	$0.83
Dividends declared per share	$0.30	$0.29	$0.31	$0.27	$0.27	$0.90	$0.51

KEY FINANCIAL RATIOS
Return on average assets	1.05%	1.13%	1.05%	1.09%	1.01%	1.08%	1.05%
Return on average shareholders' equity	9.01%	9.98%	9.67%	9.89%	8.54%	9.56%	9.19%
Return on average tangible shareholders' equity	10.53%	11.68%	11.37%	11.59%	9.56%	11.17%	10.32%

Net interest margin	4.21%	4.49%	4.51%	4.32%	4.55%	4.40%	4.63%
Net interest margin (fully tax equivalent) (1)	4.23%	4.50%	4.52%	4.34%	4.57%	4.42%	4.65%

Ending shareholders' equity as a percent of ending assets	11.48%	11.41%	11.14%	10.68%	11.47%	11.48%	11.47%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.99%	9.91%	9.66%	9.23%	10.38%	9.99%	10.38%
Risk-weighted assets	16.16%	16.39%	16.42%	16.63%	18.47%	16.16%	18.47%

Average shareholders' equity as a percent of average assets	11.62%	11.32%	10.91%	11.05%	11.83%	11.28%	11.43%
Average tangible shareholders' equity as a percent of
average tangible assets	10.12%	9.84%	9.43%	9.58%	10.70%	9.80%	10.32%

Book value per share	$12.24	$12.25	$12.21	$12.22	$12.48	$12.24	$12.48
Tangible book value per share	$10.47	$10.47	$10.41	$10.41	$11.15	$10.47	$11.15

Tier 1 Ratio (2)	16.93%	17.14%	17.18%	17.47%	18.81%	16.93%	18.81%
Total Capital Ratio (2)	18.21%	18.42%	18.45%	18.74%	20.08%	18.21%	20.08%
Leverage Ratio (2)	10.54%	10.21%	9.94%	9.87%	10.87%	10.54%	10.87%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$3,037,734	$2,995,296	$2,979,508	$2,983,354	$2,800,466	$3,004,302	$2,801,544
Covered loans and FDIC indemnification asset	1,002,622	1,100,014	1,179,670	1,287,776	1,380,128	1,093,768	1,495,798
Investment securities	1,606,313	1,713,503	1,664,643	1,257,574	1,199,473	1,661,285	1,113,443
Interest-bearing deposits with other banks	11,390	4,454	126,330	485,432	306,969	47,260	319,857
Total earning assets	$5,658,059	$5,813,267	$5,950,151	$6,014,136	$5,687,036	$5,806,615	$5,730,642
Total assets	$6,166,667	$6,334,973	$6,478,931	$6,515,756	$6,136,815	$6,326,272	$6,207,184
Noninterest-bearing deposits	$1,052,421	$1,044,405	$931,347	$860,863	$735,621	$1,009,548	$734,521
Interest-bearing deposits	4,013,148	4,210,079	4,545,151	4,630,412	4,366,827	4,255,239	4,399,914
Total deposits	$5,065,569	$5,254,484	$5,476,498	$5,491,275	$5,102,448	$5,264,787	$5,134,435
Borrowings	$257,340	$234,995	$161,911	$174,939	$195,140	$218,225	$214,347
Shareholders' equity	$716,797	$717,111	$706,547	$719,964	$725,809	$713,497	$709,653

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	1.60%	1.69%	1.67%	1.77%	1.86%	1.60%	1.86%
Allowance to nonaccrual loans	99.57%	80.76%	88.37%	96.83%	92.20%	99.57%	92.20%
Allowance to nonperforming loans	66.45%	61.25%	59.82%	68.84%	71.35%	66.45%	71.35%
Nonperforming loans to total loans	2.41%	2.76%	2.79%	2.57%	2.60%	2.41%	2.60%
Nonperforming assets to ending loans, plus OREO	2.86%	3.27%	3.28%	2.94%	3.00%	2.86%	3.00%
Nonperforming assets to total assets	1.41%	1.57%	1.52%	1.31%	1.40%	1.41%	1.40%
Net charge-offs to average loans (annualized)	0.71%	0.93%	0.87%	0.95%	0.96%	0.83%	0.80%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) September 30, 2012 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,			Nine months ended,
	Sep. 30,			Sep. 30,
	2012	2011	% Change	2012	2011	% Change
Interest income
Loans, including fees	$59,536	$70,086	(15.1)%	$189,362	$216,031	(12.3)%
Investment securities
Taxable	8,358	7,411	12.8%	29,254	21,294	37.4%
Tax-exempt	111	176	(36.9)%	366	566	(35.3)%
Total investment securities interest	8,469	7,587	11.6%	29,620	21,860	35.5%
Other earning assets	(1,700)	(1,721)	(1.2)%	(5,657)	(4,059)	39.4%
Total interest income	66,305	75,952	(12.7)%	213,325	233,832	(8.8)%

Interest expense
Deposits	5,730	9,823	(41.7)%	19,827	31,990	(38.0)%
Short-term borrowings	54	44	22.7%	103	138	(25.4)%
Long-term borrowings	675	867	(22.1)%	2,030	2,893	(29.8)%
Subordinated debentures and capital securities	0	0	N/M	0	391	(100.0)%
Total interest expense	6,459	10,734	(39.8)%	21,960	35,412	(38.0)%
Net interest income	59,846	65,218	(8.2)%	191,365	198,420	(3.6)%
Provision for loan and lease losses - uncovered	3,613	7,643	(52.7)%	15,235	14,046	8.5%
Provision for loan and lease losses - covered	6,622	7,260	(8.8)%	25,620	57,171	(55.2)%
Net interest income after provision for loan and lease losses	49,611	50,315	(1.4)%	150,510	127,203	18.3%

Noninterest income
Service charges on deposit accounts	5,499	4,793	14.7%	15,784	14,286	10.5%
Trust and wealth management fees	3,374	3,377	(0.1)%	10,542	10,809	(2.5)%
Bankcard income	2,387	2,318	3.0%	7,502	6,801	10.3%
Net gains from sales of loans	1,319	1,243	6.1%	3,391	3,086	9.9%
FDIC loss sharing income	8,496	8,377	1.4%	29,592	53,455	(44.6)%
Accelerated discount on covered loans	3,798	5,207	(27.1)%	11,207	15,746	(28.8)%
Gain on sale of investment securities	2,617	0	N/M	2,617	0	N/M
Other	3,340	2,800	19.3%	15,665	8,708	79.9%
Total noninterest income	30,830	28,115	9.7%	96,300	112,891	(14.7)%

Noninterest expenses
Salaries and employee benefits	27,212	27,774	(2.0)%	85,121	80,467	5.8%
Net occupancy	5,153	4,164	23.8%	15,560	15,517	0.3%
Furniture and equipment	2,332	2,386	(2.3)%	6,899	7,520	(8.3)%
Data processing	2,334	1,466	59.2%	6,311	4,157	51.8%
Marketing	1,592	1,584	0.5%	3,984	4,227	(5.7)%
Communication	788	772	2.1%	2,595	2,339	10.9%
Professional services	1,304	2,062	(36.8)%	5,602	7,384	(24.1)%
State intangible tax	961	546	76.0%	2,957	3,147	(6.0)%
FDIC assessments	1,164	1,211	(3.9)%	3,597	4,484	(19.8)%
Loss (gain) - other real estate owned	1,372	(287)	578.0%	2,681	3,198	(16.2)%
(Gain) loss - covered other real estate owned	(25)	2,707	(100.9)%	2,500	8,440	(70.4)%
Loss sharing expense	3,584	1,048	242.0%	8,420	1,862	352.2%
Other	7,515	7,709	(2.5)%	22,296	20,687	7.8%
Total noninterest expenses	55,286	53,142	4.0%	168,523	163,429	3.1%
Income before income taxes	25,155	25,288	(0.5)%	78,287	76,665	2.1%
Income tax expense	8,913	9,670	(7.8)%	27,249	27,867	(2.2)%
Net income	$16,242	$15,618	4.0%	$51,038	$48,798	4.6%

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.27		$0.88	$0.85
Net earnings per share - diluted	$0.28	$0.27		$0.87	$0.83
Dividends declared per share	$0.30	$0.27		$0.90	$0.51

Return on average assets	1.05%	1.01%		1.08%	1.05%
Return on average shareholders' equity	9.01%	8.54%		9.56%	9.19%

Interest income	$66,305	$75,952	(12.7)%	$213,325	$233,832	(8.8)%
Tax equivalent adjustment	255	236	8.1%	689	714	(3.5)%
Interest income - tax equivalent	66,560	76,188	(12.6)%	214,014	234,546	(8.8)%
Interest expense	6,459	10,734	(39.8)%	21,960	35,412	(38.0)%
Net interest income - tax equivalent	$60,101	$65,454	(8.2)%	$192,054	$199,134	(3.6)%

Net interest margin	4.21%	4.55%		4.40%	4.63%
Net interest margin (fully tax equivalent) (1)	4.23%	4.57%		4.42%	4.65%

Full-time equivalent employees	1,475	1,377

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2012
	Third	Second	First		% Change
	Quarter	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	59,536	63,390	$66,436	$189,362	(6.1)%
Investment securities
Taxable	8,358	10,379	10,517	29,254	(19.5)%
Tax-exempt	111	121	134	366	(8.3)%
Total investment securities interest	8,469	10,500	10,651	29,620	(19.3)%
Other earning assets	(1,700)	(1,967)	(1,990)	(5,657)	(13.6)%
Total interest income	66,305	71,923	75,097	213,325	(7.8)%

Interest expense
Deposits	5,730	6,381	7,716	19,827	(10.2)%
Short-term borrowings	54	37	12	103	45.9%
Long-term borrowings	675	675	680	2,030	0.0%
Total interest expense	6,459	7,093	8,408	21,960	(8.9)%
Net interest income	59,846	64,830	66,689	191,365	(7.7)%
Provision for loan and lease losses - uncovered	3,613	8,364	3,258	15,235	(56.8)%
Provision for loan and lease losses - covered	6,622	6,047	12,951	25,620	9.5%
Net interest income after provision for loan and lease losses	49,611	50,419	50,480	150,510	(1.6)%

Noninterest income
Service charges on deposit accounts	5,499	5,376	4,909	15,784	2.3%
Trust and wealth management fees	3,374	3,377	3,791	10,542	(0.1)%
Bankcard income	2,387	2,579	2,536	7,502	(7.4)%
Net gains from sales of loans	1,319	1,132	940	3,391	16.5%
FDIC loss sharing income	8,496	8,280	12,816	29,592	2.6%
Accelerated discount on covered loans	3,798	3,764	3,645	11,207	0.9%
Gain on sale of investment securities	2,617	0	0	2,617	N/M
Other	3,340	9,037	3,288	15,665	(63.0)%
Total noninterest income	30,830	33,545	31,925	96,300	(8.1)%

Noninterest expenses
Salaries and employee benefits	27,212	29,048	28,861	85,121	(6.3)%
Net occupancy	5,153	5,025	5,382	15,560	2.5%
Furniture and equipment	2,332	2,323	2,244	6,899	0.4%
Data processing	2,334	2,076	1,901	6,311	12.4%
Marketing	1,592	1,238	1,154	3,984	28.6%
Communication	788	913	894	2,595	(13.7)%
Professional services	1,304	2,151	2,147	5,602	(39.4)%
State intangible tax	961	970	1,026	2,957	(0.9)%
FDIC assessments	1,164	1,270	1,163	3,597	(8.3)%
Loss - other real estate owned	1,372	313	996	2,681	338.3%
(Gain) loss - covered other real estate owned	(25)	1,233	1,292	2,500	(102.0)%
Loss sharing expense	3,584	3,085	1,751	8,420	16.2%
Other	7,515	7,814	6,967	22,296	(3.8)%
Total noninterest expenses	55,286	57,459	55,778	168,523	(3.8)%
Income before income taxes	25,155	26,505	26,627	78,287	(5.1)%
Income tax expense	8,913	8,703	9,633	27,249	2.4%
Net income	16,242	$17,802	$16,994	$51,038	(8.8)%

ADDITIONAL DATA
Net earnings per share - basic	$0.28	$0.31	$0.29	$0.88
Net earnings per share - diluted	$0.28	$0.30	$0.29	$0.87
Dividends declared per share	$0.30	$0.29	$0.31	$0.90

Return on average assets	1.05%	1.13%	1.05%	1.08%
Return on average shareholders' equity	9.01%	9.98%	9.67%	9.56%

Interest income	$66,305	$71,923	$75,097	$213,325	(7.8)%
Tax equivalent adjustment	255	216	218	689	18.1%
Interest income - tax equivalent	66,560	72,139	75,315	214,014	(7.7)%
Interest expense	6,459	7,093	8,408	21,960	(8.9)%
Net interest income - tax equivalent	$60,101	$65,046	$66,907	$192,054	(7.6)%

Net interest margin	4.21%	4.49%	4.51%	4.40%
Net interest margin (fully tax equivalent) (1)	4.23%	4.50%	4.52%	4.42%

Full-time equivalent employees	1,475	1,525	1,513

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2011
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$69,658	$70,086	$71,929	$74,016	$285,689
Investment securities
Taxable	6,945	7,411	7,080	6,803	28,239
Tax-exempt	201	176	192	198	767
Total investment securities interest	7,146	7,587	7,272	7,001	29,006
Other earning assets	(1,819)	(1,721)	(1,384)	(954)	(5,878)
Total interest income	74,985	75,952	77,817	80,063	308,817

Interest expense
Deposits	8,791	9,823	10,767	11,400	40,781
Short-term borrowings	25	44	49	45	163
Long-term borrowings	693	867	937	1,089	3,586
Subordinated debentures and capital securities	0	0	197	194	391
Total interest expense	9,509	10,734	11,950	12,728	44,921
Net interest income	65,476	65,218	65,867	67,335	263,896
Provision for loan and lease losses - uncovered	5,164	7,643	5,756	647	19,210
Provision for loan and lease losses - covered	6,910	7,260	23,895	26,016	64,081
Net interest income after provision for loan and lease losses	53,402	50,315	36,216	40,672	180,605

Noninterest income
Service charges on deposit accounts	4,920	4,793	4,883	4,610	19,206
Trust and wealth management fees	3,531	3,377	3,507	3,925	14,340
Bankcard income	2,490	2,318	2,328	2,155	9,291
Net gains from sales of loans	1,172	1,243	854	989	4,258
FDIC loss sharing income	7,433	8,377	21,643	23,435	60,888
Accelerated discount on covered loans	4,775	5,207	4,756	5,783	20,521
Gain on sale of investment securities	2,541	0	0	0	2,541
Other	2,778	2,800	3,147	2,761	11,486
Total noninterest income	29,640	28,115	41,118	43,658	142,531

Noninterest expenses
Salaries and employee benefits	26,447	27,774	25,123	27,570	106,914
Net occupancy	5,893	4,164	4,493	6,860	21,410
Furniture and equipment	2,425	2,386	2,581	2,553	9,945
Data processing	1,559	1,466	1,453	1,238	5,716
Marketing	1,567	1,584	1,402	1,241	5,794
Communication	864	772	753	814	3,203
Professional services	2,252	2,062	3,095	2,227	9,636
State intangible tax	436	546	1,236	1,365	3,583
FDIC assessments	1,192	1,211	1,152	2,121	5,676
Loss (gain) - other real estate owned	773	(287)	163	3,322	3,971
Loss - covered other real estate owned	784	2,707	2,621	3,112	9,224
Loss sharing expense	1,738	1,048	755	59	3,600
Other	8,738	7,709	7,670	5,308	29,425
Total noninterest expenses	54,668	53,142	52,497	57,790	218,097
Income before income taxes	28,374	25,288	24,837	26,540	105,039
Income tax expense	10,433	9,670	8,864	9,333	38,300
Net income	$17,941	$15,618	$15,973	$17,207	$66,739

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.27	$0.28	$0.30	$1.16
Net earnings per share - diluted	$0.31	$0.27	$0.27	$0.29	$1.14
Dividends declared per share	$0.27	$0.27	$0.12	$0.12	$0.78

Return on average assets	1.09%	1.01%	1.03%	1.11%	1.06%
Return on average shareholders' equity	9.89%	8.54%	9.05%	10.04%	9.37%

Interest income	$74,985	$75,952	$77,817	$80,063	$308,817
Tax equivalent adjustment	265	236	240	238	979
Interest income - tax equivalent	75,250	76,188	78,057	80,301	309,796
Interest expense	9,509	10,734	11,950	12,728	44,921
Net interest income - tax equivalent	$65,741	$65,454	$66,107	$67,573	$264,875

Net interest margin	4.32%	4.55%	4.61%	4.73%	4.55%
Net interest margin (fully tax equivalent) (1)	4.34%	4.57%	4.62%	4.75%	4.57%

Full-time equivalent employees	1,508	1,377	1,374	1,483

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	% Change	% Change
	2012	2012	2012	2011	2011	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$154,181	$126,392	$125,949	$149,653	$108,253	22.0%	42.4%
Interest-bearing deposits with other banks	21,495	9,187	24,101	375,398	369,130	134.0%	(94.2)%
Investment securities available-for-sale	689,680	724,518	736,309	1,441,846	1,120,179	(4.8)%	(38.4)%
Investment securities held-to-maturity	822,319	873,538	917,758	2,664	2,724	(5.9)%	N/M
Other investments	71,492	71,492	71,492	71,492	71,492	0.0%	0.0%
Loans held for sale	23,530	20,971	21,052	24,834	14,259	12.2%	65.0%
Loans
Commercial	834,858	823,890	831,101	856,981	822,552	1.3%	1.5%
Real estate - construction	91,897	86,173	104,305	114,974	136,651	6.6%	(32.8)%
Real estate - commercial	1,338,636	1,321,446	1,262,775	1,233,067	1,202,035	1.3%	11.4%
Real estate - residential	299,654	292,503	288,922	287,980	300,165	2.4%	(0.2)%
Installment	59,191	61,590	63,793	67,543	70,034	(3.9)%	(15.5)%
Home equity	368,876	365,413	359,711	358,960	362,919	0.9%	1.6%
Credit card	31,604	31,486	31,149	31,631	30,435	0.4%	3.8%
Lease financing	41,343	30,109	21,794	17,311	12,870	37.3%	221.2%
Total loans, excluding covered loans	3,066,059	3,012,610	2,963,550	2,968,447	2,937,661	1.8%	4.4%
Less
Allowance for loan and lease losses	49,192	50,952	49,437	52,576	54,537	(3.5)%	(9.8)%
Net loans - uncovered	3,016,867	2,961,658	2,914,113	2,915,871	2,883,124	1.9%	4.6%
Covered loans	825,515	903,862	986,619	1,053,244	1,151,066	(8.7)%	(28.3)%
Less
Allowance for loan and lease losses	48,895	48,327	46,156	42,835	48,112	1.2%	1.6%
Net loans - covered	776,620	855,535	940,463	1,010,409	1,102,954	(9.2)%	(29.6)%
Net loans	3,793,487	3,817,193	3,854,576	3,926,280	3,986,078	(0.6)%	(4.8)%
Premises and equipment	146,603	142,744	141,664	138,096	120,325	2.7%	21.8%
Goodwill	95,050	95,050	95,050	95,050	68,922	0.0%	37.9%
Other intangibles	8,327	9,195	10,193	10,844	8,436	(9.4)%	(1.3)%
FDIC indemnification asset	130,476	146,765	156,397	173,009	177,814	(11.1)%	(26.6)%
Accrued interest and other assets	278,447	245,632	262,027	262,345	290,117	13.4%	(4.0)%
Total assets	$6,235,087	$6,282,677	$6,416,568	$6,671,511	$6,337,729	(0.8)%	(1.6)%

LIABILITIES
Deposits
Interest-bearing demand	$1,112,843	$1,154,852	$1,289,490	$1,317,339	$1,288,721	(3.6)%	(13.6)%
Savings	1,568,818	1,543,619	1,613,244	1,724,659	1,537,420	1.6%	2.0%
Time	1,199,296	1,331,758	1,491,132	1,654,662	1,658,031	(9.9)%	(27.7)%
Total interest-bearing deposits	3,880,957	4,030,229	4,393,866	4,696,660	4,484,172	(3.7)%	(13.5)%
Noninterest-bearing	1,063,654	1,071,520	1,007,049	946,180	814,928	(0.7)%	30.5%
Total deposits	4,944,611	5,101,749	5,400,915	5,642,840	5,299,100	(3.1)%	(6.7)%
Federal funds purchased and securities sold
under agreements to repurchase	88,190	73,919	78,619	99,431	95,451	19.3%	(7.6)%
FHLB short-term borrowings	283,000	176,000	0	0	0	60.8%	N/M
Total short-term borrowings	371,190	249,919	78,619	99,431	95,451	48.5%	288.9%
Long-term debt	75,521	75,120	75,745	76,544	76,875	0.5%	(1.8)%
Total borrowed funds	446,711	325,039	154,364	175,975	172,326	37.4%	159.2%
Accrued interest and other liabilities	127,799	139,101	146,596	140,475	139,171	(8.1)%	(8.2)%
Total liabilities	5,519,121	5,565,889	5,701,875	5,959,290	5,610,597	(0.8)%	(1.6)%

SHAREHOLDERS' EQUITY
Common stock	578,129	576,929	575,675	579,871	578,974	0.2%	(0.1)%
Retained earnings	330,014	331,315	330,563	331,351	329,243	(0.4)%	0.2%
Accumulated other comprehensive loss	(18,855)	(18,172)	(18,687)	(21,490)	(3,388)	3.8%	456.5%
Treasury stock, at cost	(173,322)	(173,284)	(172,858)	(177,511)	(177,697)	0.0%	(2.5)%
Total shareholders' equity	715,966	716,788	714,693	712,221	727,132	(0.1)%	(1.5)%
Total liabilities and shareholders' equity	$6,235,087	$6,282,677	$6,416,568	$6,671,511	$6,337,729	(0.8)%	(1.6)%

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,
	2012	2012	2012	2011	2011	2012	2011
ASSETS
Cash and due from banks	$118,642	$121,114	$123,634	$121,603	$110,336	$121,121	$113,700
Interest-bearing deposits with other banks	11,390	4,454	126,330	485,432	306,969	47,260	319,857
Investment securities	1,606,313	1,713,503	1,664,643	1,257,574	1,199,473	1,661,285	1,113,443
Loans held for sale	26,035	19,554	19,722	21,067	9,497	21,786	11,358
Loans
Commercial	811,998	827,722	850,092	851,006	794,447	829,872	798,152
Real estate - construction	92,051	99,087	112,945	135,825	141,791	101,327	146,422
Real estate - commercial	1,322,369	1,279,869	1,235,613	1,206,678	1,145,195	1,279,441	1,137,864
Real estate - residential	293,423	290,335	287,749	293,158	258,377	290,513	261,582
Installment	60,691	62,846	65,302	68,945	63,672	62,938	65,632
Home equity	365,669	361,166	358,360	360,389	346,486	361,746	342,905
Credit card	31,977	31,383	31,201	30,759	29,505	31,522	28,775
Lease financing	33,521	23,334	18,524	15,527	11,496	25,157	8,854
Total loans, excluding covered loans	3,011,699	2,975,742	2,959,786	2,962,287	2,790,969	2,982,516	2,790,186
Less
Allowance for loan and lease losses	51,486	50,353	53,513	55,157	55,146	51,783	56,661
Net loans - uncovered	2,960,213	2,925,389	2,906,273	2,907,130	2,735,823	2,930,733	2,733,525
Covered loans	866,486	950,226	1,020,220	1,113,876	1,196,327	945,355	1,303,097
Less
Allowance for loan and lease losses	51,150	47,964	47,152	51,330	51,955	48,764	38,246
Net loans - covered	815,336	902,262	973,068	1,062,546	1,144,372	896,591	1,264,851
Net loans	3,775,549	3,827,651	3,879,341	3,969,676	3,880,195	3,827,324	3,998,376
Premises and equipment	145,214	143,261	140,377	128,168	116,070	142,959	116,774
Goodwill	95,050	95,050	95,050	77,158	52,004	95,050	51,882
Other intangibles	8,702	9,770	10,506	9,094	4,697	9,656	5,047
FDIC indemnification asset	136,136	149,788	159,450	173,900	183,801	148,413	192,701
Accrued interest and other assets	243,636	250,828	259,878	272,084	273,773	251,418	284,046
Total assets	$6,166,667	$6,334,973	$6,478,931	$6,515,756	$6,136,815	$6,326,272	$6,207,184

LIABILITIES
Deposits
Interest-bearing demand	$1,164,111	$1,192,868	$1,285,196	$1,388,903	$1,153,178	$1,213,876	$1,124,393
Savings	1,588,708	1,610,411	1,682,507	1,617,588	1,659,152	1,627,068	1,627,284
Time	1,260,329	1,406,800	1,577,448	1,623,921	1,554,497	1,414,295	1,648,237
Total interest-bearing deposits	4,013,148	4,210,079	4,545,151	4,630,412	4,366,827	4,255,239	4,399,914
Noninterest-bearing	1,052,421	1,044,405	931,347	860,863	735,621	1,009,548	734,521
Total deposits	5,065,569	5,254,484	5,476,498	5,491,275	5,102,448	5,264,787	5,134,435
Federal funds purchased and securities sold
under agreements to repurchase	81,147	80,715	85,891	98,268	100,990	82,579	95,316
FHLB short-term borrowings	100,758	78,966	0	0	0	60,057	0
Total short-term borrowings	181,905	159,681	85,891	98,268	100,990	142,636	95,316
Long-term debt	75,435	75,314	76,020	76,671	94,150	75,589	105,435
Other long-term debt	0	0	0	0	0	0	13,596
Total borrowed funds	257,340	234,995	161,911	174,939	195,140	218,225	214,347
Accrued interest and other liabilities	126,961	128,383	133,975	129,578	113,418	129,763	148,749
Total liabilities	5,449,870	5,617,862	5,772,384	5,795,792	5,411,006	5,612,775	5,497,531

SHAREHOLDERS' EQUITY
Common stock	577,547	576,276	578,514	579,321	578,380	577,446	578,524
Retained earnings	330,368	332,280	324,370	323,624	331,107	329,011	319,553
Accumulated other comprehensive loss	(17,756)	(18,242)	(20,344)	(5,396)	(6,013)	(18,777)	(9,891)
Treasury stock, at cost	(173,362)	(173,203)	(175,993)	(177,585)	(177,665)	(174,183)	(178,533)
Total shareholders' equity	716,797	717,111	706,547	719,964	725,809	713,497	709,653
Total liabilities and shareholders' equity	$6,166,667	$6,334,973	$6,478,931	$6,515,756	$6,136,815	$6,326,272	$6,207,184

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Sep. 30, 2012		Jun. 30, 2012		Sep. 30, 2011		Sep. 30, 2012		Sep. 30, 2011
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investment securities	$1,606,313	2.09%	$1,713,503	2.46%	$1,199,473	2.51%	$1,661,285	2.38%	$1,113,443	2.62%
Interest-bearing deposits with other banks	11,390	0.45%	4,454	0.18%	306,969	0.27%	47,260	0.29%	319,857	0.34%
Gross loans (2)	4,040,356	5.68%	4,095,310	6.02%	4,180,594	6.47%	4,098,070	5.99%	4,297,342	6.57%
Total earning assets	5,658,059	4.65%	5,813,267	4.96%	5,687,036	5.30%	5,806,615	4.91%	5,730,642	5.46%

Nonearning assets
Allowance for loan and lease losses	(102,636)		(98,317)		(107,101)		(100,547)		(94,907)
Cash and due from banks	118,642		121,114		110,336		121,121		113,700
Accrued interest and other assets	492,602		498,909		446,544		499,083		457,749
Total assets	$6,166,667		$6,334,973		$6,136,815		$6,326,272		$6,207,184

Interest-bearing liabilities
Total interest-bearing deposits	$4,013,148	0.57%	$4,210,079	0.61%	$4,366,827	0.89%	$4,255,239	0.62%	$4,399,914	0.97%
Borrowed funds
Short-term borrowings	181,905	0.12%	159,681	0.09%	100,990	0.17%	142,636	0.10%	95,316	0.19%
Long-term debt	75,435	3.55%	75,314	3.59%	94,150	3.65%	75,589	3.59%	105,435	3.67%
Other long-term debt	0	N/M	0	N/M	0	N/M	0	N/M	13,596	3.84%
Total borrowed funds	257,340	1.12%	234,995	1.22%	195,140	1.85%	218,225	1.31%	214,347	2.13%
Total interest-bearing liabilities	4,270,488	0.60%	4,445,074	0.64%	4,561,967	0.93%	4,473,464	0.66%	4,614,261	1.03%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,052,421		1,044,405		735,621		1,009,548		734,521
Other liabilities	126,961		128,383		113,418		129,763		148,749
Shareholders' equity	716,797		717,111		725,809		713,497		709,653
Total liabilities & shareholders' equity	$6,166,667		$6,334,973		$6,136,815		$6,326,272		$6,207,184

Net interest income (1)	$59,846		$64,830		$65,218		$191,365		$198,420
Net interest spread (1)		4.05%		4.32%		4.37%		4.25%		4.43%
Net interest margin (1)		4.21%		4.49%		4.55%		4.40%		4.63%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.
N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(1,564)	$(467)	$(2,031)	$(1,263)	$2,145	$882	$(2,008)	$9,768	$7,760
Interest-bearing deposits with other banks	3	8	11	142	(337)	(195)	(114)	(600)	(714)
Gross loans (2)	(3,449)	(149)	(3,598)	(8,327)	(2,007)	(10,334)	(18,625)	(8,928)	(27,553)
Total earning assets	(5,010)	(608)	(5,618)	(9,448)	(199)	(9,647)	(20,747)	240	(20,507)

Interest-bearing liabilities
Total interest-bearing deposits	$(435)	$(216)	$(651)	$(3,588)	$(505)	$(4,093)	$(11,489)	$(674)	$(12,163)
Borrowed funds
Short-term borrowings	10	7	17	(14)	24	10	(69)	34	(35)
Long-term debt	(8)	8	0	(25)	(167)	(192)	(61)	(802)	(863)
Other long-term debt	0	0	0	0	0	0	0	(391)	(391)
Total borrowed funds	2	15	17	(39)	(143)	(182)	(130)	(1,159)	(1,289)
Total interest-bearing liabilities	(433)	(201)	(634)	(3,627)	(648)	(4,275)	(11,619)	(1,833)	(13,452)
Net interest income (1)	$(4,577)	$(407)	$(4,984)	$(5,821)	$449	$(5,372)	$(9,128)	$2,073	$(7,055)

(1) Not tax equivalent.

(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)
						Nine months ended,
	Sep. 30,	Jun. 30,	Mar 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
	2012	2012	2012	2011	2011	2012	2011

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$50,952	$49,437	$52,576	$54,537	$53,671	$52,576	$57,235
Provision for uncovered loan and lease losses	3,613	8,364	3,258	5,164	7,643	15,235	14,046
Gross charge-offs
Commercial	1,340	1,129	1,186	1,742	879	3,655	1,694
Real estate - construction	180	717	1,787	2,105	1,771	2,684	4,174
Real estate - commercial	2,736	3,811	2,244	2,505	2,997	8,791	7,877
Real estate - residential	565	191	604	473	564	1,360	1,078
Installment	134	116	60	115	162	310	411
Home equity	380	915	644	488	510	1,939	1,695
Other	469	259	297	363	291	1,025	1,078
Total gross charge-offs	5,804	7,138	6,822	7,791	7,174	19,764	18,007
Recoveries
Commercial	202	48	72	348	92	322	414
Real estate - construction	0	0	0	5	0	0	27
Real estate - commercial	38	68	113	68	168	219	241
Real estate - residential	33	9	28	3	4	70	42
Installment	72	75	123	96	87	270	267
Home equity	31	28	24	71	9	83	46
Other	55	61	65	75	37	181	226
Total recoveries	431	289	425	666	397	1,145	1,263
Total net charge-offs	5,373	6,849	6,397	7,125	6,777	18,619	16,744
Ending allowance for uncovered loan and lease losses	$49,192	$50,952	$49,437	$52,576	$54,537	$49,192	$54,537

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.56%	0.53%	0.53%	0.65%	0.39%	0.54%	0.21%
Real estate - construction	0.78%	2.91%	6.36%	6.13%	4.96%	3.54%	3.79%
Real estate - commercial	0.81%	1.18%	0.69%	0.80%	0.98%	0.89%	0.90%
Real estate - residential	0.72%	0.25%	0.81%	0.64%	0.86%	0.59%	0.53%
Installment	0.41%	0.26%	(0.39)%	0.11%	0.47%	0.08%	0.29%
Home equity	0.38%	0.99%	0.70%	0.46%	0.57%	0.69%	0.64%
Other	2.51%	1.46%	1.88%	2.47%	2.46%	1.99%	3.03%
Total net charge-offs	0.71%	0.93%	0.87%	0.95%	0.96%	0.83%	0.80%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$4,563	$12,065	$5,936	$7,809	$10,792	$4,563	$10,792
Real estate - construction	2,536	7,243	7,005	10,005	13,844	2,536	13,844
Real estate - commercial	33,961	36,116	35,581	28,349	26,408	33,961	26,408
Real estate - residential	5,563	5,069	5,131	5,692	5,507	5,563	5,507
Installment	284	319	377	371	322	284	322
Home equity	2,497	2,281	1,915	2,073	2,277	2,497	2,277
Nonaccrual loans	49,404	63,093	55,945	54,299	59,150	49,404	59,150
Troubled debt restructurings (TDRs)
Accruing	11,604	9,909	9,495	4,009	4,712	11,604	4,712
Nonaccrual	13,017	10,185	17,205	18,071	12,571	13,017	12,571
Total TDRs	24,621	20,094	26,700	22,080	17,283	24,621	17,283
Total nonperforming loans	74,025	83,187	82,645	76,379	76,433	74,025	76,433
Other real estate owned (OREO)	13,912	15,688	15,036	11,317	12,003	13,912	12,003
Total nonperforming assets	87,937	98,875	97,681	87,696	88,436	87,937	88,436
Accruing loans past due 90 days or more	108	143	203	191	235	108	235
Total underperforming assets	$88,045	$99,018	$97,884	$87,887	$88,671	$88,045	$88,671
Total classified assets	$133,382	$145,621	$154,684	$162,372	$172,581	$133,382	$172,581

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	99.57%	80.76%	88.37%	96.83%	92.20%	99.57%	92.20%
Nonaccrual loans plus nonaccrual TDRs	78.81%	69.53%	67.58%	72.65%	76.04%	78.81%	76.04%
Nonperforming loans	66.45%	61.25%	59.82%	68.84%	71.35%	66.45%	71.35%
Total ending loans	1.60%	1.69%	1.67%	1.77%	1.86%	1.60%	1.86%
Nonperforming loans to total loans	2.41%	2.76%	2.79%	2.57%	2.60%	2.41%	2.60%
Nonperforming assets to
Ending loans, plus OREO	2.86%	3.27%	3.28%	2.94%	3.00%	2.86%	3.00%
Total assets	1.41%	1.57%	1.52%	1.31%	1.40%	1.41%	1.40%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	2.48%	2.94%	2.96%	2.81%	2.84%	2.48%	2.84%
Total assets	1.22%	1.42%	1.37%	1.25%	1.32%	1.22%	1.32%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
						Nine months ended,
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
	2012	2012	2012	2011	2011	2012	2011
PER COMMON SHARE
Market Price
High	$17.86	$17.70	$18.28	$17.06	$17.12	$18.28	$18.91
Low	$15.58	$14.88	$16.11	$13.40	$13.34	$14.88	$13.34
Close	$16.91	$15.98	$17.30	$16.64	$13.80	$16.91	$13.80

Average shares outstanding - basic	57,976,943	57,933,281	57,795,258	57,744,662	57,735,811	57,902,102	57,674,250
Average shares outstanding - diluted	58,940,179	58,958,279	58,881,043	58,672,575	58,654,099	58,930,570	58,699,952
Ending shares outstanding	58,510,916	58,513,393	58,539,458	58,267,054	58,256,136	58,510,916	58,256,136

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$641,828	$640,644	$637,612	$636,836	$661,838	$641,828	$661,838
Tier 1 Ratio	16.93%	17.14%	17.18%	17.47%	18.81%	16.93%	18.81%
Total Capital	$690,312	$688,401	$684,838	$683,255	$706,570	$690,312	$706,570
Total Capital Ratio	18.21%	18.42%	18.45%	18.74%	20.08%	18.21%	20.08%
Total Capital in excess of minimum
requirement	$387,115	$389,367	$387,954	$391,623	$425,128	$387,115	$425,128
Total Risk-Weighted Assets	$3,789,957	$3,737,920	$3,711,053	$3,645,403	$3,518,026	$3,789,957	$3,518,026
Leverage Ratio	10.54%	10.21%	9.94%	9.87%	10.87%	10.54%	10.87%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	11.48%	11.41%	11.14%	10.68%	11.47%	11.48%	11.47%
Ending tangible shareholders' equity to ending tangible assets	9.99%	9.91%	9.66%	9.23%	10.38%	9.99%	10.38%
Average shareholders' equity to average assets	11.62%	11.32%	10.91%	11.05%	11.83%	11.28%	11.43%
Average tangible shareholders' equity to average tangible assets	10.12%	9.84%	9.43%	9.58%	10.70%	9.80%	10.32%

SUPPLEMENTAL INFORMATION ON COVERED ASSETS AND ACQUISITION-RELATED ITEMS

To assist in analyzing the effect of the Company's 2009 FDIC assisted transactions and 2011 branch transactions on its financial results, supplemental information that segregates the estimated impact on pre-tax earnings of certain acquisition-related items and provides additional detail on the covered loan portfolio follows.

SUMMARY OF SIGNIFICANT ACQUISITION-RELATED ITEMS
The following table illustrates the estimated income and expense effects of certain direct acquisition-related items for the three months ended September 30, 2012, June 30, 2012 and September 30, 2011.

Table VII
	For the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2012	2012	2011

Income effect:
Accelerated discount on covered loans [1,2]	$3,798	$3,764	$5,207
Acquired-non-strategic net interest income	7,931	7,117	8,645
FDIC loss sharing income [1]	8,496	8,280	8,377
Service charges on deposit accounts related to
acquired-non-strategic operations	35	42	59
Other income (loss) related to transition/non-strategic operations	(67)	49	39
Total income effect	$20,193	$19,252	$22,327

Expense effect:
Provision for loan and lease losses - covered	$6,622	$6,047	$7,260
Loss share and covered asset expense [3]	3,559	4,317	3,755
FDIC loss share support [3]	951	1,014	1,382
Acquired-non-strategic operating expenses: [3]	19	19	(407)
Acquisition-related costs: [3]	78	78	1,875
Transition-related items: [3]	—	—	(111)
Total expense effect	$11,229	$11,475	$13,754

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the third quarter 2012, First Financial recognized approximately $3.8 million in accelerated discount from acquired loans, net of the corresponding adjustment on the FDIC indemnification asset. Accelerated discount is recognized when acquired loans, which are recorded on the Company's balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer driven payments before the maturity date or loan sales. The amount of discount attributable to the credit loss component of each loan varies and the recognized amount is offset by a related reduction in the FDIC indemnification asset. Accelerated discount recognized during the quarter resulted primarily from loan prepayments.

OPERATING EXPENSES AND OTHER ACQUISITION-RELATED COSTS
Acquired-non-strategic operating expenses, acquisition-related costs and transition-related items have declined significantly as costs associated with acquisitions, including market exit costs and professional services and other resolution expenses related to non-strategic acquired subsidiaries, have continued to wind down over the past several quarters.

NET INTEREST MARGIN IMPACT
Net interest margin is affected by certain activity related to the acquired loan portfolio. The majority of these loans are accounted for under ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended September 30, 2012.

Table VIII	For the Three Months Ended
	September 30, 2012
	Average
(Dollars in thousands)	Balance	Yield
Loans, excluding covered loans [1]	$3,037,734	4.70%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	785,446	10.70%
Covered loan portfolio accounted for under ASC Topic 310-20 [3]	81,040	11.87%
FDIC indemnification asset [2]	136,136	(5.01)%
Total	$4,040,356	5.68%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the Company elected to treat under the cost recovery method of accounting.

LOSS SHARE AGREEMENTS
As of September 30, 2012, 21.2% of the Company's total loans were covered loans. As required under the loss-share agreements, First Financial must file monthly certifications with the FDIC on single-family residential loans and quarterly certifications on all other loans. To date, all certifications have been filed in a timely manner and without significant issues.

COVERED LOAN PORTFOLIO
The following table presents the covered loan portfolio as of September 30, 2012, June 30, 2012 and September 30, 2011.

Table IX
	As of
	September 30, 2012		June 30, 2012		September 30, 2011
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$121,745	14.7%	$142,009	15.7%	$223,882	19.4%
Real estate - construction	12,898	1.6%	15,333	1.7%	25,893	2.2%
Real estate - commercial	512,320	62.1%	556,673	61.6%	687,392	59.7%
Real estate - residential	105,113	12.7%	111,720	12.4%	127,753	11.1%
Installment	9,892	1.2%	11,641	1.3%	14,178	1.2%
Home equity	60,502	7.3%	63,162	7.0%	67,897	5.9%
Other	3,045	0.4%	3,324	0.4%	4,071	0.4%
Total	$825,515	100.0%	$903,862	100.0%	$1,151,066	100.0%

During the third quarter 2012, the total balance of covered loans decreased $78.3 million, or 8.7%, as compared to the previous quarter.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in on-going valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period's provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011.

Table X

	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2012	2012	2011	2011
Balance at beginning of period	$48,327	$46,156	$42,835	$48,112
Provision for loan and lease losses - covered	6,622	6,047	12,951	6,910
Total gross charge-offs	(9,058)	(5,163)	(10,118)	(13,513)
Total recoveries	3,004	1,287	488	1,326
Total net charge-offs	(6,054)	(3,876)	(9,630)	(12,187)
Ending allowance for loan and lease losses - covered	$48,895	$48,327	$46,156	$42,835

The Company has established an allowance for loan losses associated with covered loans based on estimated valuation procedures performed each quarter. The allowance for covered loan losses increased $0.6 million, or 1.2%, during the third quarter. As a percentage of total covered loans, the allowance for loan losses totaled 5.92% as of September 30, 2012 compared to 5.35% as of June 30, 2012.

Net charge-offs on covered loans during the third quarter 2012 were $6.1 million compared to $3.9 million for the second quarter 2012, an increase of $2.2 million, or 56.2%. During the third quarter 2012, the Company recognized provision expense of $6.6 million, representing an increase of $0.6 million, or 9.5%, compared to the linked quarter. The difference between provision expense and net charge-offs primarily relates to the quarterly re-estimation of cash flow expectations required under ASC Topic 310-30. The net present value of expected cash flows is influenced by both the amount and timing of such cash flows. The Company continues to refine its expectations with respect to both factors as the covered portfolio ages.

In addition to the provision expense, the Company incurred loss share and covered asset expenses of $3.6 million, consisting primarily of credit expenses related to covered assets offset by a small amount of gains related to covered OREO. The receivable due from the FDIC under loss share agreements of $8.5 million related to total credit costs incurred was recognized as FDIC loss share income and a corresponding increase to the FDIC indemnification asset.